                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  May 13, 2003

                              P&F INDUSTRIES, INC.
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                     1-5332                  22-1657413
         --------                     ------                  ----------
      (State or other            (Commission File            (IRS Employer
      jurisdiction of                Number)              Identification No.)
      incorporation)


                  300 Smith Street, Farmingdale, New York   11735
                ---------------------------------------------------------
               (Address of principal executive offices)   (Zip Code)

                                 (631) 694-1800
               ---------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5.  OTHER EVENTS.

ANNOUNCEMENT OF FIRST QUARTER 2003 RESULTS

         On May 13, 2003, P&F Industries, Inc. (the "Company") reported first quarter 2003 earnings. For additional information regarding the Company's first quarter 2003 earnings, please refer to the press release attached to this report as Exhibit 99.1 (the "Press Release"), which Press Release, other than the information therein under the caption "2003 Update," is incorporated by reference herein.

MANAGEMENT CONFERENCE CALL

         At 11 a.m. EDT on May 13, 2003, executives of the Company will host a conference call to speak to the public, as well as various members of the financial and investment community, regarding the Company's first quarter 2003 results. The live Internet simulcast can be accessed by logging onto http://pfina.com. A replay will be available at that site for three months.

Item 7.  FINANCIAL STATEMENT AND EXHIBITS.

(c)      Exhibits:

The following exhibit is filed herewith:

          99.1 Press Release dated May 13, 2003 regarding the Company's first quarter 2003 earnings.

Item 9. REGULATION FD DISCLOSURE (ALSO PROVIDED UNDER ITEM 12).

         In accordance with SEC Release No. 33-8216, the information incorporated by reference in Item 5 of this Report and the information in the Press Release under the caption "2003 Update," required to be furnished under
Item 12 "Results of Operations and Financial Condition," is instead furnished under Item 9 "Regulation FD Disclosure" and is incorporated by reference herein. The information in the Press Release under the caption "2003 Update" is being furnished, not filed, pursuant to Item 9 and Item 12. Accordingly, the information in the Press Release under the caption "2003 Update" will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Report is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    P&F INDUSTRIES, INC.


                                    By:  /s/ JOSEPH A. MOLINO, JR.
                                       ----------------------------
                                       Name:  Joseph A. Molino, Jr.
                                       Title: Vice President

Date:  May 13, 2003

                                  EXHIBIT INDEX

EXHIBIT                                  DESCRIPTION
-------                                  -----------
99.1                     Press Release issued May 13, 2003
                         regarding the Company's first quarter 2003 earnings.

[P&F INDUSTRIES INC. LOGO]


              P&F INDUSTRIES REPORTS IMPROVED FIRST QUARTER RESULTS

FARMINGDALE, N.Y., MAY 13, 2003 - P&F Industries, Inc. (Nasdaq NM: PFIN), today announced results from operations for the first quarter ended March 31, 2003.

FIRST QUARTER RESULTS

Revenues for the first quarter of 2003 increased 14.0% to $19.5 million, compared to $17.1 million for the first quarter of 2002. Net income for the first quarter of 2003 was $546,228, or $0.15 per share on a diluted basis. Income before cumulative effect of change in accounting principle for the first quarter of 2002, which excludes a one-time after-tax charge to earnings of $3.2 million, was $553,662, or $0.15 per share on a diluted basis. This charge to earnings, recorded as of January 1, 2002, resulted from a change in accounting principle regarding goodwill associated with the 1998 acquisition of Green Manufacturing, Inc. After giving effect to the charge for the goodwill write-down, the net loss for the first quarter of 2002 was $2.7 million, or $0.75 per share on a diluted basis.

P&F Chairman of the Board, President and Chief Executive Officer Richard Horowitz commented, "Increased sales for the first quarter resulted primarily from our acquisition of Nationwide Industries, Inc. Our hardware group, now known as Countrywide Hardware, Inc., was formed during 2002 through the acquisition of Nationwide Industries, Inc. and the combination of Countrywide with Embassy's Franklin Manufacturing division. Decreased sales at Embassy and Green were more than offset by the inclusion of Nationwide sales in our first quarter results as well as increased sales at Florida Pneumatic. Nonetheless, excluding the one-time charge mentioned above, income before taxes for the first quarter of 2003 was slightly higher than in 2002, but a higher effective tax rate, which resulted from the non-deductibility of amortization of intangible assets associated with the acquisition of Nationwide, caused net income to be slightly lower in 2003."

Florida Pneumatic's revenues for the first quarter of 2003 increased 3.3% to $10.3 million, compared to $10.0 million for the first quarter of 2002, due primarily to a major Spring promotion at one of our largest customers, the effect of which was partially offset by price concessions to a major customer. Gross profit margin at Florida Pneumatic was unchanged at 36.9%.

Mr. Horowitz stated, "Considering the continued uncertain economic environment and the price concessions we made, we are pleased with Florida Pneumatic's first quarter results. In addition to the revenue growth, we continue to expand our lean manufacturing initiative and general cost improvement program."

At Countrywide Hardware, revenues for the first quarter of 2003 increased 190% to $4.3 million, compared to $1.5 million for the first quarter of 2002, due primarily to the acquisition of Nationwide. Revenues at Franklin decreased 8.3% compared to the first quarter of 2002 due primarily to a significant customer declaring bankruptcy during the first quarter of 2003. Countrywide Hardware's margins increased from 25.2% to 32.1% due primarily to the inclusion of Nationwide's higher-margin OEM business.

Mr. Horowitz commented, "We continue to be pleased with the Nationwide acquisition. Countrywide continues to benefit from the Southeast's strong housing market. During the next two quarters we expect to launch several new products in our fencing and patio lines, which should contribute to further growth."

Green Manufacturing's revenues for the first quarter of 2003 decreased 14.4% to $2.9 million, compared to $3.3 million for the first quarter of 2002, due primarily to the loss of a major wrecker customer in 2002 and, to a lesser extent, to weaker sales to refuse customers. The loss in volume contributed to a decrease in gross margin from 9.1% to 7.4%, as fixed expenses could not be reduced in line with volume decreases.

"Sales from Green's access product line increased 24.6%, due primarily to the acquisition of the Benko product line in the first quarter of 2002," Mr. Horowitz added. "At the same time, we are continuing our concentrated hydraulic cylinder sales effort."

Embassy's revenues for the first quarter of 2003 decreased 11.0% to $2.0 million, compared to $2.3 million for the first quarter of 2002, due primarily to weakness in baseboard heating demand, which continues to suffer from poor housing starts in the Northeast. Gross margins for the first quarter of 2003 decreased from 32.0% to 29.9%, due primarily to increased material costs, changes in product mix and a weakening of the U.S. dollar versus the euro, which increased the cost of imported products.

Mr. Horowitz commented, "The heating market remains highly competitive. At the same time, we remain optimistic about growing our commercial product line, radiant panels and boiler products due to the more fragmented markets for these products."

2003 UPDATE

Concerning anticipated performance, Mr. Horowitz stated, "For the second quarter of 2003, we expect overall results to improve primarily as a result of having Nationwide's results included for the full three months as compared to only two months in the second quarter of 2002. Revenues at Florida Pneumatic are expected to increase less than 5% as price concessions initiated in the fourth quarter of 2002 are partially offset by increased sales to non-retail accounts. Countrywide's revenues are expected to increase 35%-45% due to Nationwide results being included for the full three months. Revenues at Green are expected to increase 5%-10% due to the addition of new cylinder accounts, including log splitter manufacturers. Revenues at Embassy are expected to increase 5%-10% due to increases in our commercial business, as well as to increased sales of radiant heating and boiler products."

Mr. Horowitz continued, "We expect gross profits for the second quarter to be between 31% and 33%, consistent with the second quarter of 2002. Price concessions at Florida Pneumatic will be offset by improvements at Countrywide and Green. Selling, general and administrative expenses and interest expense as a percentage of revenues are expected to be in line with the second quarter of 2002. As a result, we anticipate overall profits to increase 5%-10%."

OTHER INFORMATION

P&F Industries has scheduled a conference call for today at 11:00 a.m. Eastern time to discuss its first quarter results. Investors and other interested parties can listen to the call by dialing 706-634-0167 or via a live webcast accessible at www.pfina.com. To listen, please register and download audio software at the site at least 15 minutes prior to the call. The webcast will be archived on P&F's Web site and a telephone replay of the call will be available through May 15 beginning at 2 p.m. Eastern time on May 13, at 800-642-1687 or 706-645-9291, conference ID # 130008.

P&F Industries, Inc., through its four wholly owned subsidiaries, Florida Pneumatic Manufacturing Corporation, Countrywide Hardware Inc., Green Manufacturing Inc., and Embassy Industries Inc., manufactures and/or imports air-powered tools, hydraulic cylinders, baseboard and radiant heating products, and residential and commercial hardware. P&F's products are sold under their own trademarks, as well as under the private labels of major manufacturers and retailers.

This is a "Safe-Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those related to the Company's future performance, are based upon the Company's historical performance and on current plans, estimates and expectations, which are subject to various risks and uncertainties, including, but not limited to, the impact of competition, product demand and pricing. These risks could cause the Company's actual results for the 2003 fiscal year and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

     P&F Industries, Inc.                Lippert/Heilshorn & Associates, Inc.
     Joseph A. Molino, Jr.               John Nesbett
     Chief Financial Officer             Investor Relations
     631-694-1800                        212-838-3777
     WWW.PFINA.COM



                              - TABLES TO FOLLOW -

  P & F INDUSTRIES, INC. AND SUBSIDIARIES
  CONSOLIDATED BALANCE SHEETS (UNAUDITED)
  ---------------------------------------


                                                                                    MARCH 31, 2003           DECEMBER 31, 2002
                                                                                    --------------           -----------------
                                                                                         (ROUNDED)                   (ROUNDED)

  Cash                                                                                $  2,820,000                $  1,024,000

  Accounts receivable - net                                                             10,654,000                  10,864,000
  Inventories                                                                           21,956,000                  19,580,000
  Deferred income taxes                                                                    695,000                     695,000
  Prepaid expenses and other                                                             1,063,000                   1,081,000
                                                                                      ------------                ------------

  Total current assets                                                                  37,188,000                  33,244,000
                                                                                      ------------                ------------

  Property and equipment                                                                25,203,000                  24,908,000
  Less: accumulated depreciation                                                        11,844,000                  11,409,000
                                                                                      ------------                ------------

  Net property and equipment                                                            13,359,000                  13,499,000
                                                                                      ------------                ------------

  Deferred income taxes                                                                  1,377,000                   1,377,000
                                                                                      ------------                ------------

  Goodwill, net of accumulated amortization                                              9,314,000                   9,239,000
                                                                                      ------------                ------------

  Other intangible assets, net
    of accumulated amortization                                                          2,172,000                   2,305,000
                                                                                      ------------                ------------

  Other assets                                                                             128,000                     119,000
                                                                                      ------------                ------------

  Total assets                                                                        $ 63,538,000                $ 59,783,000
                                                                                      ============                ============



  Short-term borrowings                                                               $  7,500,000                $  4,500,000
  Accounts payable                                                                       4,704,000                   2,860,000
  Accrued liabilities                                                                    2,876,000                   4,363,000
  Deferred income taxes                                                                    210,000                     210,000
  Current maturities of long-term debt                                                   1,756,000                   1,403,000
                                                                                      ------------                ------------

  Total current liabilities                                                             17,046,000                  13,336,000

  Long-term debt, less current maturities                                               11,163,000                  11,592,000

  Deferred income taxes                                                                  1,031,000                   1,031,000
                                                                                      ------------                ------------

  Total liabilities                                                                     29,240,000                  25,959,000
                                                                                      ------------                ------------

  Total shareholders' equity                                                            34,298,000                  33,824,000
                                                                                      ------------                ------------

  Total liabilities and shareholders' equity                                          $ 63,538,000                $ 59,783,000
                                                                                      ============                ============

P & F INDUSTRIES, INC.
  AND SUBSIDIARIES


CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                                                   3 MONTHS ENDED
                                                                                --------------------------------------------------
                                                                                       MARCH 31, 2003          MARCH 31, 2002 (a)
                                                                                       --------------          ------------------
                                                                                            (ROUNDED)                   (ROUNDED)

Revenues                                                                                 $ 19,482,000              $ 17,097,000
                                                                                         ------------              ------------

COSTS AND EXPENSES
  Cost of sales                                                                            13,480,000                12,004,000
  Selling, general
    and administrative                                                                      4,871,000                 4,089,000
  Interest - net                                                                              187,000                   102,000
                                                                                         ------------              ------------

                                                                                           18,538,000                16,195,000
                                                                                         ------------              ------------

INCOME BEFORE TAXES ON INCOME
  AND CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING PRINCIPLE                                                                     944,000                   902,000

Taxes on income                                                                               398,000                   348,000
                                                                                         ------------              ------------

INCOME BEFORE CUMULATIVE EFFECT
  OF CHANGE IN ACCOUNTING
  PRINCIPLE                                                                                   546,000                   554,000

Cumulative effect of change
  in accounting principle                                                                          --                (3,239,000)
                                                                                         ------------              ------------

NET INCOME (LOSS)                                                                        $    546,000               ($2,685,000)
                                                                                         ============              =============



(a) As restated to give effect to the retroactive impairment of goodwill of $3,239,000 (net of taxes of $1,668,000) to January 1, 2002.

P & F INDUSTRIES, INC.
  AND SUBSIDIARIES

EARNINGS (LOSS) PER SHARE (UNAUDITED)

                                                                                                    3 MONTHS ENDED
                                                                                      --------------------------------------------
                                                                                       MARCH 31, 2003          MARCH 31, 2002 (a)
                                                                                       --------------          ------------------
                                                                                            (ROUNDED)                   (ROUNDED)

WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING

    BASIC                                                                                   3,506,000                   3,511,000

    DILUTED                                                                                 3,575,000                   3,587,000



NET INCOME (LOSS) PER
  CLASS A COMMON SHARE

    BASIC
      Income before cumulative
         effect of change in
         accounting principle                                                                   $ .16                  $   .16

      Cumulative effect of change
         in accounting principle                                                                   --                     (.92)
                                                                                                -----                  --------

      Net income (loss)                                                                         $ .16                  ($  .76)
                                                                                                =====                  ========



    DILUTED
      Income before cumulative
         effect of change in
         accounting principle                                                                   $ .15                  $   .15

      Cumulative effect of change
         in accounting principle                                                                   --                  (   .90)
                                                                                                -----                  --------

      Net income (loss)                                                                         $ .15                  ($  .75)
                                                                                                =====                  ========


(a) As restated to give effect to the retroactive impairment of goodwill of $3,239,000 (net of taxes of $1,668,000) to January 1, 2002.


                                    # End #